UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2013 (January 22, 2013)

SUMMIT HOTEL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35074	27-2962512
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

SUMMIT HOTEL OP, LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54273	27-0617340
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12600 Hill Country Boulevard, Suite R-100

Austin, Texas 78738

(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300

(Registrants’ telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On January 22, 2013, Summit Hotel Properties, Inc. (the “Company”), through its operating partnership,  Summit Hotel OP, LP (the “Operating Partnership”), entered into a definitive purchase and sale agreement to acquire from The Verandah Group, L.L.C., Julia Court, L.L.C., St. Joseph Suites, L.L.C., Galleria Inn, L.L.C. and Galleria Court, L.L.C. (collectively, the “Sellers”) a portfolio of five unencumbered hotels located in New Orleans, Louisiana and Metairie, Louisiana for an aggregate purchase price of $135.0 million, subject to closing prorations and adjustments.  The hotels being acquired include: (i) a 140-room Courtyard by Marriott hotel located in New Orleans; (ii) a 208-room SpringHill Suites hotel located in New Orleans; (iii) a 202-room Courtyard by Marriott hotel located in New Orleans; (iv) a 120-room Residence Inn hotel located in Metairie; and (v) a 153-room Courtyard by Marriott hotel located in Metairie.

The five hotels are currently managed by Marriott International, Inc. (“Marriott”) or one of its affiliates pursuant to hotel management agreements.  The Company intends to assume these hotel management agreements and to operate the hotels under their current franchise flags.  The Company is responsible for all Marriot related fees, including, but not limited to application and property improvement plan (“PIP”) fees, and the Company will be responsible for all costs and expenses related to any PIP items required by Marriott, if any.

While the closing of the transaction is expected to occur prior to the end of the first quarter of 2013, it is subject to the satisfactory completion by the Company of its due diligence during an inspection period that is currently scheduled to run through March 8, 2013, during which period the Company may terminate the agreement for any reason without liability to the Sellers and will be entitled to a refund of the $2.0 million earnest money deposit made by the Company in connection with the transaction, and the satisfaction of customary closing conditions, including the Company’s ability to obtain all necessary approvals from Marriott. Accordingly, the Company cannot guarantee that it will be able to acquire the five hotels from the Sellers within the timeframe contemplated or at all.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

As previously reported, on October 5, 2012, the Company, through the Operating Partnership, purchased from certain affiliates of Hyatt Hotels Corporation (“Hyatt”), a portfolio of eight hotels containing an aggregate of 1,043 rooms (the “Initial Hyatt Hotels”) for $87.4 million.  On January 22, 2013, the Company, through the Operating Partnership, purchased from affiliates of Hyatt, three additional hotels containing an aggregate of 426 rooms (the “Additional Hyatt Hotels” and, together with the Initial Hyatt Hotels, the “Hyatt 11 Portfolio”).  The Company has entered into management agreements with Select Hotels Group, L.L.C., an affiliate of Hyatt, to operate the hotels in the Hyatt 11 Portfolio as Hyatt Place hotels (ten hotels) and as a Hyatt House hotel (one hotel).

On January 7, 2013, the Company and the Operating Partnership filed with the SEC a Form 8-K to provide certain audited and unaudited historical combined financial statements for the Hyatt 11 Portfolio and certain unaudited pro forma consolidated financial statements for the Company and the Operating Partnership.  The unaudited pro forma consolidated financial statements included in the prior Form 8-K reflect the Company’s acquisition of the Hyatt 11 portfolio as of and for the periods set forth in such financial statements.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

The audited and unaudited combined financial statements of the Hyatt 11 Portfolio as of September 30, 2012 (unaudited) and December 31, 2011 and for the nine month periods ended September 30, 2012 and 2011 (unaudited) and for the year ended December 31, 2011, and the notes thereto, are included in the Form 8-K previously filed by the Company and the Operating Partnership with the SEC on January 7, 2013 and are incorporated by reference herein.

(b)           Pro Forma Financial Information.

The unaudited pro forma consolidated financial statements of the Company as of September 30, 2012 and for the nine month period ended September 30, 2012 and for the year ended December 31, 2011, and the notes thereto, are included in the Form 8-K previously filed by the Company and the Operating Partnership with the SEC on January 7, 2013 and are incorporated by reference herein.

The unaudited pro forma consolidated financial statements of the Operating Partnership as of September 30, 2012 and for the nine month period ended September 30, 2012 and for the year ended December 31, 2011, and the notes thereto, are included in the Form 8-K previously filed by the Company and the Operating Partnership with the SEC on January 7, 2013 and are incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.
(Registrant)

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Date: January 28, 2013		Vice President, General Counsel and Secretary

SUMMIT HOTEL OP, LP
(Registrant)

	By:	SUMMIT HOTEL GP, LLC
its General Partner

	By:	SUMMIT HOTEL PROPERTIES, INC.,
its Sole Member

	By:	/s/ Christopher R. Eng
Christopher R. Eng
Date: January 28, 2013		Vice President, General Counsel and Secretary